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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedules of White Mountains Insurance Group, Ltd., which appears in the White Mountains Insurance Group Ltd. Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 8, 2001 relating to the consolidated financial statements of CGU Corporation, which appears in the White Mountains Insurance Group Ltd. Current Report on Form 8-K/A dated June 1, 2001 (filed May 13, 2003). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 27, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS